UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Trico Marine Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trico Marine Services, Inc.
2401 Fountainview Dr., Suite 920
Houston, Texas 77057
June 13, 2006
Dear Stockholders:
     We cordially invite you to attend the 2006 annual meeting of stockholders of Trico Marine Services, Inc. on Tuesday, June 13, 2006 at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas at 9:00 a.m., local time.
     Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.
     We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. Whether or not you plan to attend, please sign, date and return the enclosed proxy card promptly. This will save the Company the additional expenses associated with soliciting proxies, as well as ensure that your shares are represented.
     Thank you for your cooperation and continued support.

Sincerely,

Joseph S. Compofelice
Chairman of the Board

Trico Marine Services, Inc.
2401 Fountainview Dr., Suite 920
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 13, 2006
To Our Stockholders:
     We cordially invite you to attend the 2006 annual meeting of stockholders of Trico Marine Services, Inc. on Tuesday, June 13, 2006 at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, at 9:00 a.m., local time. At the annual meeting, stockholders will be asked to:
1.	Elect two directors to hold office until our 2009 annual meeting of stockholders and until their successors have been elected and qualified;

2.	Approve an amendment to our 2004 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued thereunder from 750,000 to 1,500,000, an increase of 750,000 shares;

3.	Ratify the appointment of PricewaterhouseCoopers LLP, certified public accountants, as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

4.	Consider any other business properly brought before the annual meeting.
     Our Board of Directors has fixed the close of business on April 20, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of stockholders will be available for examination at the annual meeting and at our corporate office for the ten days prior to the annual meeting.

By Order of the Board of Directors, Rishi A. Varma Corporate Secretary

Houston, Texas
April 28, 2006
     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
SECURITIES OWNERSHIP
EXECUTIVE COMPENSATION
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR VALUES
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO: APPROVAL OF AMENDMENT TO INCREASE SHARES AVAILABLE FOR ISSUANCE UNDER THE 2004 STOCK INCENTIVE PLAN
PROPOSAL THREE: RATIFY THE RETENTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Annex A

Trico Marine Services, Inc.
2401 Fountainview Dr., Suite 920
Houston, Texas 77057
April 28, 2006

PROXY STATEMENT
     We are mailing this proxy statement and proxy card to you on or about May 8, 2006. Your proxy is solicited by the Board of Directors of Trico Marine Services, Inc. in connection with our annual meeting of stockholders to be held on June 13, 2006, at the time and place set forth in the accompanying notice.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Q:	WHY AM I RECEIVING THIS PROXY STATEMENT?

A:	Our Board of Directors is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on April 20, 2006, the record date for the meeting, and are entitled to vote at the meeting. The proxy statement, along with a proxy card or a voting instruction card, is being mailed to stockholders beginning May 8, 2006. The proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

A:	At the annual meeting, our stockholders will be asked to: (i) elect two directors, (ii) approve an amendment to our 2004 Stock Incentive Plan to increase the number of shares available for issuance thereunder, (iii) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and (iv) consider any other matter that properly comes before the meeting.

Q:	WHEN AND WHERE WILL THE MEETING BE HELD?

A:	The meeting will be held on Tuesday, June 13, 2006, at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, at 9:00 a.m., local time.

Q:	WHO IS SOLICITING MY PROXY?

A:	Our Board of Directors is soliciting your vote for our 2006 annual meeting of stockholders. By completing and returning the proxy card or voting instruction card, you are authorizing the proxy holder to vote your shares at our annual meeting as you have instructed him on the card.

Q:	HOW MANY VOTES DO I HAVE?

A:	You have one vote for every share of our common stock that you owned on the record date.

Q:	HOW MANY VOTES CAN BE CAST BY ALL STOCKHOLDERS?

A:	As of the record date, we had 14,708,243 shares of common stock outstanding. Accordingly, a total of 14,708,243 votes, in the aggregate, can be cast by our stockholders.

Q:	HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A:	Our Bylaws provide that a majority of the outstanding shares of stock entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of our stockholders. As of the record date, 7,501,204 shares constitute a majority of our outstanding stock entitled to vote at the meeting. Shares that are voted, broker non-votes, and shares for which voting authority is withheld are treated as being present at the annual meeting for purposes of determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A:	If your shares are registered directly in your name with our transfer agent, then you are considered, with respect to those shares, the “stockholder of record.” The proxy statement and proxy card have been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting.

Q:	CAN MY SHARES BE VOTED IF I DON’T RETURN THE PROXY CARD AND DO NOT ATTEND THE MEETING IN PERSON?

A:	If you hold shares in street name and you do not provide voting instructions to your broker, bank or nominee your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In that case, your shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such proposal. Brokers generally have discretionary authority to vote without instructions from beneficial owners on the election of directors and the ratification of an independent registered public accounting firm but do not have discretionary authority to vote on any proposed equity compensation plan.

If you do not vote the shares held in your name, your shares will not be voted.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

A:	Our directors are elected by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. The approval of an amendment to our 2004 Stock Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting. The appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006 must be ratified by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

In the event of a negative vote on the ratification of our appointment of PricewaterhouseCoopers LLP, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of our Company and our stockholders.

Withheld votes, abstentions and broker non-votes will have no effect on the voting calculations for the election of directors. Abstentions and broker non-votes will count as a vote against the ratification of the appointment of our independent registered public accounting firm.

Q:	HOW DO I VOTE?

A:	Voting in Person at the Meeting. If you are a stockholder of record as of April 20, 2006 and attend the annual meeting, you may vote in person at the meeting. If your shares are held by a broker, bank or other nominee (i.e., in “street name”) and you wish to vote in person at the meeting, you will need to obtain a proxy form from the broker, bank or other nominee that holds your shares of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares in your own name as a holder of record, you may vote your shares as follows:
•	Vote by Telephone. If you hold your shares in your own name as a holder of record, you may vote by telephone by calling the toll-free number listed on the accompanying proxy card. Telephone voting is available 24 hours per day until 11:59 p.m., Eastern Time, on Monday, June 12, 2006. When you call, have your proxy card in hand, and you will receive a series of voice instructions which will allow you to vote your shares of common stock. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•	Vote by Internet. You also have the option to vote via the Internet. The Website for Internet voting is printed on your proxy card. Internet voting is available 24 hours per day until 11:59 p.m., Eastern Time, on Monday, June 12, 2006. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

•	Vote by Mail. If you would like to vote by mail, mark your proxy card, sign and date it, and return as fully described in the proxy card.

Voting by Proxy for Shares Registered in Street Name. If your shares are held in street name, you will receive instructions from your broker, bank or other nominee which you must follow in order to have your shares of common stock voted.
Q:	CAN I REVOKE MY PROXY?

A:	Your proxy can be revoked or changed at any time before it is voted by sending in a new proxy card with a later date or a written notice of revocation to our Corporate Secretary, Trico Marine Services, Inc., 2401 Fountainview Dr., Suite 920, Houston, Texas 77057. If you attend the annual meeting and vote in person, your previously submitted proxy will not be used.

Q:	WHAT IF I DON’T VOTE FOR A MATTER LISTED ON MY PROXY CARD?

A:	If you return the proxy card without indicating your vote for a director, your shares will be voted FOR each of the nominees listed on your card. If you return the proxy card without indicating your vote for the amendment to our 2004 Stock Incentive Plan, your shares will be voted FOR the amendment to increase the number of shares available for issuance thereunder. If you return the proxy card without indicating your vote with respect to the ratification of the appointment of our independent registered public accounting firm, then your shares will be voted FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Q:	WHO PAYS FOR SOLICITING PROXIES?

A:	We bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy card for the annual meeting. Proxies may be solicited by mail, personal interview, telephone and other means of communication. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies and we will reimburse their reasonable out-of-pocket expenses. We have hired Mackenzie Partners, Inc. to solicit proxies as well as for other shareholder services. We have paid Mackenzie Partners, Inc. a fee of approximately $30,000, and will reimburse them for reasonable out-of-pocket expenses.

The Securities and Exchange Commission permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

A number of brokerage firms have instituted householding. As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one annual report and proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report and/or proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate annual reports and/or proxy statements wishes to receive a single annual report and/or proxy statement in the future, that shareholder should contact his broker or send a request to our Corporate Secretary at: Trico Marine Services, Inc., 2401 Fountainview Drive, Suite 920, Houston, TX 77057, telephone number (713) 780-9926. We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the 2005 annual report and this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

Q:	COULD OTHER MATTERS BE DECIDED AT THE MEETING?

A:	The Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Q:	DO I NEED TO BRING ANY DOCUMENTATION TO ATTEND THE ANNUAL MEETING?

A:	If you plan to attend the meeting in person, please bring proper identification and proof of ownership of your shares. If your shares are held in street name, you will need to bring a letter from your broker stating that you owned our stock on the record date or an account statement showing that you owned our stock on the record date.

Q:	WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2007 ANNUAL MEETING?

A:	If you want us to consider including a proposal in next year’s proxy statement and form of proxy, you must deliver it in writing to our Corporate Secretary at 2401 Fountainview Dr., Suite 920, Houston, Texas 77057 by January 8, 2007. We will consider only proposals meeting the requirements of applicable SEC rules.

If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement and form of proxy, you must submit it in writing to our Corporate Secretary by April 8, 2007, in accordance with the specific procedural requirements in our Bylaws, for it to be timely. If you would like a copy of these procedures, please contact our Corporate Secretary. Failure to comply with our Bylaw procedures and deadlines may preclude the presentation of your proposal at the next annual meeting.

PROPOSAL ONE: ELECTION OF DIRECTORS
General
     During 2005, our Board of Directors consisted of the following:

Before March 15, 2005	From March 15, 2005 until August 31, 2005	As of August 31, 2005
H.K. Acord	Richard A. Bachmann	Richard A. Bachmann
James C. Comis III	Kenneth M. Burke	Kenneth M. Burke
Thomas E. Fairley	Joseph S. Compofelice	Joseph S. Compofelice
Edward C. Hutcheson, Jr.	Thomas E. Fairley (1)	Edward C. Hutcheson, Jr.
J. Landis Martin	Edward C. Hutcheson, Jr.	Myles W. Scoggins
Joseph S. Compofelice	Myles W. Scoggins	Per Staehr
Robert N. Sheehy, Jr.	Per Staehr	Trevor Turbidy

(1)	As previously announced, on March 31, 2005, Thomas E. Fairley, President and Chief Executive Officer and a member of our Board of Directors, terminated his employment with our Company and resigned from the Board of Directors. In accordance with our Bylaws, vacancies occurring on our Board of Directors for reason other than an increase in the size of the Board of Directors or the removal of a director may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. Our Board of Directors conducted a search for a new Chief Executive Officer who would also fill the vacancy created by Mr. Fairley’s resignation from the Board of Directors. On August 31, 2005, the Board concluded its search and appointed Mr. Turbidy as President and Chief Executive Officer. As a result, Mr. Turbidy filled the vacancy on the Board of Directors created by Mr. Fairley’s resignation.
     Our Board of Directors comprises three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. The terms of Messrs. Compofelice and Turbidy will expire at the June 13, 2006 annual meeting of stockholders, the terms of Messrs. Hutcheson, Scoggins and Staehr will expire at the 2007 annual meeting of stockholders, and the terms of Messrs. Bachmann and Burke will expire at the 2008 annual meeting of stockholders. Accordingly, proxies cannot be voted for more than two nominees for the 2006 election of directors.
     On March 15, 2005, we emerged from bankruptcy proceedings. These proceedings were initiated on December 21, 2004, when we filed a “prepackaged” voluntary petition for reorganization under Chapter 11. The bankruptcy filing was a result of us commencing a process in May 2004 to realign our capital structure with our present and future operating prospects and, together with operational changes made during the same period, provide us with greater liquidity and a lower cost structure. Concurrently with our financial reorganization, the majority of our Board of Directors were replaced. Mr. Turbidy served as our Chief Financial Officer during the bankruptcy filing and remained as our Chief Financial Officer upon our emergence from bankruptcy in March 2005.
     Unless you withhold authority to vote for the election of directors, your proxy will be voted FOR the election of Messrs. Compofelice and Turbidy. Although we have no reason to believe that any of the nominees will be unwilling or unable to serve, if any nominee is not available for election, the Board may elect to reduce the size of the Board or name a substitute nominee for whom votes will be cast. Approval of the director nominees listed herein requires the affirmative vote of the holders of a majority of the votes cast for the election of directors.
     THE NOMINATING AND GOVERNANCE COMMITTEE RECOMMENDS, AND YOUR BOARD OF DIRECTORS HAS NOMINATED, MESSRS. COMPOFELICE AND TURBIDY FOR RE-ELECTION.
     The table below sets forth information about Messrs. Compofelice and Turbidy, the two nominees standing for re-election to our Board of Directors at the 2006 annual meeting. The table also includes information about our other directors who will stand for re-election at our 2007 and 2008 annual meetings:

		Principal Occupation, Business	Director	Term
Nominees	Age	Experience and Directorships	Since	Expiring
Joseph S. Compofelice	56	Mr. Compofelice is our Chairman of the Board. From March 31, 2005 through August 31, 2005, Mr. Compofelice served as our Interim Chief Executive Officer. Mr. Compofelice has served as Managing Director of Catalina Capital Advisors LP, a boutique financial advisory, merger and acquisition investment bank since 2004. He was President and Chief Executive Officer of Aquilex Services Corp. (service and equipment provider to the power generation industry) from October 2001 to October 2003. From 1998 through 2000, Mr. Compofelice was the Chairman and Chief Executive Officer of CompX International Inc. (a provider of hardware components to the office furniture, computer and other industries). From 1994 to 1998, he was Director and Chief Financial Officer at NL Industries, Inc., Titanium Metals Corporation and Tremont Corp. Prior to that Mr. Compofelice was President of the Oilfield Equipment Group of Baroid Corporation and President of Smith Drilling Systems oilfield service entities.	2003	2006

Trevor Turbidy	38	Mr. Turbidy has served as our Chief Executive Officer, President and Director since August 31, 2005. Prior to this, he had served as our Vice President and Chief Financial Officer since August 2003. From November 2000 until May 2002, Mr. Turbidy served as a Director in the Investment Banking Department of Credit Suisse First Boston. From 1991 until November 2000, Mr. Turbidy held various positions leading up to being a Director in the Investment Banking Department of Donaldson, Lufkin & Jenrette. He has been a Director of Grey Wolf, Inc., a provider of turnkey and contract oil and gas land drilling services, since December 2005.	2005	2006

		Principal Occupation, Business	Director	Term
Other Directors	Age	Experience and Directorships	Since	Expiring
Richard A. Bachmann	61	Mr. Bachmann has served since 1998 as Chairman and Chief Executive Officer of Energy Partners Limited, an independent exploration and production company focused on deep water of the Gulf of Mexico and the continental shelf. From 1995 to January 1997, he served as Director, President and Chief Operating Officer of The Louisiana Land and Exploration Company, an independent oil and gas exploration company.	2005	2008

Kenneth M. Burke	57	Mr. Burke retired in 2004 after a 31 year career with Ernst & Young. During his time at Ernst & Young, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast area and coordinating Partner for energy and oilfield service companies.	2005	2008

		Principal Occupation, Business	Director	Term
Other Directors	Age	Experience and Directorships	Since	Expiring
Edward C. Hutcheson, Jr.	60	Private investor and consultant. Since February 2000, Mr. Hutcheson has been involved in private investment activities and has provided consulting services to private companies seeking capital. He is a Director of Crown Castle International Corp. (wireless communications). From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with Sanders Morris Harris Group (financial services company) and its predecessor private companies. From November 1994 to March 1997, he served as Chief Executive Officer or Chairman of the Board of Crown Castle International Corp., which he co-founded. From 1987 through 1993, Mr. Hutcheson served in senior management roles with Baroid Corporation (petroleum services), and was President and Chief Operating Officer from 1990 to 1993.	1994	2007

Myles W. Scoggins	58	Mr. Scoggins is the Lead Director of the Board of Directors. Mr. Scoggins retired in 2004 after a 34-year career with Mobil Corp. and Exxon Mobil Corp., where he held senior executive positions in the upstream oil and gas business. From 2001 to 2004 he served as Executive Vice President of Exxon Mobil Production Co. Prior to the merger of Mobil and Exxon in late 1999, he was President, International Exploration & Production and Global Exploration, and an officer and member of the executive committee of Mobil Oil Corp. Mr. Scoggins also serves as a director of Questar Corporation, a natural gas-focused energy company.	2005	2007

Per Staehr	62	Mr. Staehr has served since 2002 as Chairman of A2SEA A/S, the leading European offshore wind turbine installation company. From late 1997 to 2004, he served as Chairman and Chief Country Representative of Bombardier Transportation UK, a global leader in the rail equipment manufacturing and service industry. Prior to that time, Mr. Staehr held senior positions within the Danish A.P. Moller Group (shipping and offshore oil), including his service as President of Maersk Contractors, an international offshore drilling and contracting company.	2005	2007
     With the exception of Mr. Turbidy, our current Board of Directors was selected by an Ad Hoc Committee of our former bondholders, representing approximately 80% of our then-outstanding bonds, and approved by the bankruptcy court in connection with our plan of reorganization in March 2005. In connection with our plan of reorganization, our former bondholders exchanged their bonds for all of the new common stock in the reorganized company (before giving effect to the exercise of the warrants and awards granted under our long-term incentive plan). Mr. Turbidy was appointed by the Board of Directors on August 31, 2005 to fill the vacancy created by Mr. Fairley’s resignation on March 31, 2005. There is no other arrangement or understanding by which our directors were selected or nominated.
Board and Committee Meetings
     During 2005, our Board of Directors held 9 meetings. Each director attended at least 75% of the combined number of meetings of the Board of Directors and committees of which he was a member during 2005, with the exception of Mr. Bachmann who attended 65% of the combined meetings of the committees on which he serves and meetings of the Board of Directors. In addition, Mr. Fairley resigned from our Board of Directors in March 2005. Mr. Fairley attended all of the meetings held prior to his resignation.

Director Independence
     Our Board of Directors has reviewed the independence of our directors using the independence standards of the Nasdaq National Market (the “Nasdaq”). The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, our Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that the following members of the Board of Directors currently are independent within the meaning of the Nasdaq listing standards currently in effect: Mr. Scoggins, Mr. Burke, Mr. Hutcheson, Mr. Staehr and Mr. Bachmann.
     In addition, the members of the Audit Committee of the Board of Directors also each qualify as “independent” under special standards established by the Securities and Exchange Commission, or SEC, for members of audit committees, and the Audit Committee includes at least one member who is determined by the Board of Directors to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that the person meets the relevant definition of an “independent” director. Kenneth M. Burke is the independent director who has been determined to be an audit committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Burke’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Burke any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.
Board Committees
     Our Board of Directors has, as standing committees, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The Board of Directors has affirmatively determined that each member of each of our standing committees has no material relationship with us and is also “independent” within the meaning of Nasdaq listing standards and the requirements of the Securities and Exchange Commission. Members of the individual committees are named below:

Nominating and
Audit	Compensation	Governance
Burke*	Hutcheson*	Scoggins*
Bachmann	Burke	Bachmann
Hutcheson	Scoggins	Staehr

*	Chairman of the committee
Audit Committee
     The Audit Committee assists the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. During 2005 and prior to March 15, 2005, the Audit Committee consisted of Messrs. Acord, Compofelice and Hutcheson. As of March 15, 2005 and currently, the Audit Committee comprises Messrs. Burke, Bachmann and Hutcheson. During 2005, the Audit Committee held 5 meetings. Mr. Burke has been designated the “audit committee financial expert” as prescribed by the Securities and Exchange Commission. Each member of the Audit Committee is “independent” as defined by the Nasdaq listing standards. A copy of the Audit Committee charter is available on our website at www.tricomarine.com.
Compensation Committee
     The Compensation Committee’s responsibility primarily is to approve the compensation arrangements for our Chief Executive Officer and other senior management, including establishment of salaries and bonuses and other compensation for executive officers of our company; to approve any compensation plans in which officers and directors of our company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; to develop and monitor our succession plan (together with the Nominating and Governance Committee) and to review significant issues that relate to changes in benefit plans. During 2005 and prior to March 15, 2005, the Compensation Committee consisted of Messrs. Compofelice, Martin and Sheehy. As of March 15, 2005 and currently, the Compensation Committee comprises Messrs. Burke, Hutcheson and Scoggins. During 2005, the Compensation Committee held 3 meetings. Each member of the Compensation Committee is “independent” as defined by the Nasdaq listing standards.

Nominating and Governance Committee
     The Nominating and Governance Committee assists our Board of Directors in identifying qualified individuals to become directors, in determining the size and composition of the Board of Directors and its committees and in overseeing the evaluation of the Board of Directors and management. It also is charged with developing and maintaining an appropriate set of corporate governance principles for us and generally monitoring developments in corporate governance. During 2005 and prior to March 15, 2005, the Nominating and Governance Committee consisted of Messrs. Acord, Comis and Hutcheson. As of March 15, 2005 and currently, the Nominating and Governance Committee comprises Messrs. Scoggins, Bachmann and Staehr. During 2005, the Nominating and Governance Committee held 3 meetings. Each member of the Nominating and Governance Committee is “independent” as defined by the Nasdaq listing standards.
     The Nominating and Governance Committee identifies potential nominees for director, other than potential nominees who are current directors standing for re-election, through business and other contacts. It is the policy of the Nominating and Governance Committee to consider director nominees recommended by our stockholders in accordance with the procedures described in our Bylaws. Any stockholder entitled to vote for the election of directors at a meeting of stockholders may recommend a person or persons for consideration as a nominee or nominees for election to our Board of Directors by sending written notice by mail, c/o Corporate Secretary, Trico Marine Services, Inc., 2401 Fountainview Dr., Suite 920, Houston, Texas 77057, provided that such stockholder is a stockholder of record at the time of giving of the notice. The notice must be received 30 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders (in the case of an annual meeting) or not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first (in the case of a special meeting) and set forth:
•	the information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected.
     In addition, the stockholder must provide:
•	his or her name and address, as they appear on our books and records; and

•	the number of shares of our new common stock that he or she beneficially owns;
     The stockholder should also include an affidavit signed by the proposed nominee certifying that he or she meets the qualifications necessary to serve as a director.
     Stockholder recommendations for nominees to be considered at the 2007 annual meeting of stockholders will only be considered by the Nominating and Governance Committee if received no later than March 30, 2007 (the 30th calendar day before the anniversary date of the proxy statement for the 2006 annual meeting).
     The Nominating and Governance Committee believes that nominees to our Board of Directors must meet the following minimum qualifications: The nominee must have achieved significant success in business or have extensive financial expertise, must be committed to representing the long-term interests of our stockholders in the aggregate, and must have high ethical and moral standards and integrity. The committee evaluates a potential nominee in relation to all nominees by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:
•	whether the potential nominee has experience and expertise that is relevant to our business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting us;

•	whether the potential nominee has experience as a board member of a U.S. publicly-held company, and with regard to any prior board experience the history, nature and overall contribution to such board;

•	whether the potential nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with our best interests and the best interests of all of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•	any factor affecting the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.
     In addition, with respect to an incumbent director whom the Nominating and Governance Committee is considering as a potential nominee for re-election, the committee reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board of Directors. Each of the nominees for director at the 2006 annual meeting of stockholders is a current director standing for re-election.
     Our current Board of Directors, with the exception of Mr. Turbidy, was selected by an Ad Hoc Committee of our former bondholders, representing approximately 80% of our then-outstanding bonds, and approved by the bankruptcy court in connection with our exit from bankruptcy on March 15, 2005. Pursuant to the plan of reorganization, our former bondholders exchanged their bonds for all of the new common stock in the reorganized company (before giving effect to the exercise of the warrants and awards granted under our long-term incentive plan). Mr. Turbidy was appointed in August 2005 by the Board of Directors to fill the vacancy created by Mr. Fairley’s resignation. Because the current Board of Directors was selected: (i) by a significant number of our common stockholders in March 2005 pursuant to the plan of reorganization, and (ii) to fill the vacancy created by Mr. Fairley’s resignation, the Nominating and Governance Committee deemed it appropriate to recommend for re-election at the annual meeting the two directors whose terms expire in 2006.
     During 2005, we paid a fee to a third party to assist us in the identification and evaluation of potential nominees for our reorganized Board of Directors. In addition, we paid a fee to a third party executive search firm to assist the Board of Directors in the identification and evaluation of candidates for the position of Chief Executive Officer. The Nominating and Governance Committee may in the future choose to retain a professional search firm to identify potential nominees for director.
     The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, which sets forth each committee’s purposes, responsibilities and authority. The Board of Directors has also adopted Corporate Governance Guidelines, a Proper Business Practices and Ethics Policy (which includes complaint procedures for financial, accounting and audit matters) and a Financial Code of Ethics for Senior Officers. These committee charters, guidelines, codes and procedures are available on our website at www.tricomarine.com. You may also contact us at (713) 780-9926 for paper copies free of charge. Changes to or material waivers of our Financial Code of Ethics will be immediately disclosed via our website at www.tricomarine.com.
Compensation of Directors
     In 2005, each non-employee director (except our Non-Executive Chairman) received an annual cash retainer of $25,000. Our Non-Executive Chairman received a monthly retainer of $20,000. The chairman of the Audit Committee received an additional annual retainer of $20,000 payable quarterly in advance, and the chairman of each of the Nominating and Governance Committee and the Compensation Committee each received an additional annual retainer of $5,000 payable quarterly in advance. All of our non-employee directors receive $1,500 for each Board or committee meeting, including attendance by telephone. Additionally, each non-employee director (except our Non-Executive Chairman) receives $1,500 for each day of international travel required in connection with board services. On March 15, 2005, we issued 5,000 shares of restricted stock to each of our non-employee directors, which restrictions lapsed on April 15, 2005.
     The following table reflects the cash compensation for services to the Company for the year ended December 31, 2005:

		Annual			Annual	International
		Board	Committee	Board	Chairmanship	Travel
	Total	Retainer	Meeting Fees	Meeting Fees	Retainer	Compensation
Joseph S. Compofelice	$253,500	—	—	$13,500	$240,000
Kenneth M. Burke	$70,500	$25,000	$12,000	$13,500	$20,000
Richard A. Bachmann	$41,500	$25,000	$7,500	$9,000	—
Edward C. Hutcheson, Jr.	$55,500	$25,000	$12,000	$13,500	$5,000
Myles W. Scoggins	$51,000	$25,000	$9,000	$12,000	$5,000
Per Staehr	$51,750	$25,000	$3,000	$12,000	—	$11,750

     The Board has established the following director compensation structure for each of our non-employee directors for 2006:

	Annual	Board and	Annual	Restricted
	Board	Committee	Chairmanship	Stock
	Retainer	Meeting Fees	Retainer	Awards (2)
Joseph S. Compofelice, Non-Executive Chairman of the Board (1)		$1,500/meeting	$240,000	4,000
Kenneth M. Burke, Chair of Audit Committee	$25,000	$1,500/meeting	$10,000	2,000
Richard A. Bachmann	$25,000	$1,500/meeting		2,000
Edward C. Hutcheson, Jr., Chair of Compensation Committee	$25,000	$1,500/meeting	$5,000	2,000
Myles W. Scoggins, Chair of Nominating and Governance Committee	$25,000	$1,500/meeting	$5,000	2,000
Per Staehr	$25,000	$1,500/meeting		2,000

(1)	The Non-Executive Chairman shall receive a monthly retainer of $20,000. His total compensation package (including the grant of 4,000 shares of restricted stock) reflects compensation for his duties and responsibilities as our Non-Executive Chairman as well as his contributions towards ongoing and prospective business ventures on behalf of the Company.

(2)	On April 10, 2006, we issued 4,000 shares of restricted stock to our Non-Executive Chairman and 2,000 shares of restricted stock to each of our non-employee Directors, which restrictions lapse on May 10, 2006.
     Additionally, each non-employee director receives $1,500 for each day of international travel required in connection with board services. Each non-employee Director has the opportunity to enroll in the Company’s health insurance program at the same cost as for employees of the Company. All Directors will continue to be reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
Executive Sessions; Communications with the Board; Meeting Attendance
     Our Board of Directors has adopted a policy providing that the independent directors will meet in executive session at each regularly scheduled Board meeting, or more frequently if necessary. The independent directors have designated Mr. Scoggins as the lead director to preside at executive sessions.
     Any stockholder may communicate with our Board (or with any individual director) by sending a letter by mail addressed to c/o Corporate Secretary, Trico Marine Services, Inc., 2401 Fountainview Dr., Suite 920, Houston, Texas 77057. The Corporate Secretary will forward the stockholder’s communication directly to the appropriate director or directors.
     In 2005, our Board of Directors adopted guidelines that recommend all directors personally attend each annual and special meeting of our stockholders. All of our Directors, with the exception of Mr. Staehr, attended the 2005 annual meeting of stockholders.

SECURITIES OWNERSHIP
Securities Ownership of Management
     The following table is based on reports filed with the SEC and sets forth, as of April 10, 2006, the beneficial ownership of common stock of our directors, each of our executive officers named in the “Annual Compensation” table appearing on page 17 of this Proxy Statement, and all directors and executive officers as a group, as determined in accordance with SEC rules.

	Amount and
	Nature of
	Beneficial
Name of Beneficial Owner	Ownership (1)		Percent of Class

Per Staehr	7,100	(8)	*

Richard A. Bachmann	7,000	(8)	*

Joseph S. Compofelice	125,216	(5)(6)(8)	1%

Edward C. Hutcheson, Jr.	11,420	(6)(8)	*

Myles W. Scoggins	7,000	(8)	*

Kenneth M. Burke	7,000	(8)	*

Trevor Turbidy	134,620	(2)(5)(6)(7)	1%

Geoff Jones	26,540	(2)(5)(6)(7)	*

D. Michael Wallace	12,554	(4)(5)(6)(7)	*

Rishi A. Varma	11,100	(3)(7)	*

All directors and executive officers as a group (10 persons)	349,450		2%

*	Less than one percent.

(1)	Unless otherwise indicated, the securities are held with sole voting and investment power.

(2)	Includes the following number of shares subject to restrictions that lapse in annual 25% increments, beginning on September 1, 2006: Mr. Turbidy, 40,000 and Mr. Jones, 15,000.

(3)	Includes 5,000 shares subject to restrictions that lapse in annual 33% increments, beginning on May 2, 2006.

(4)	Includes 5,000 shares subject to restrictions that lapse on September 1, 2007.

(5)	Includes the following number of shares subject to options that are exercisable or will become exercisable within 60 days of April 10, 2006: Mr. Compofelice, 33,400; Mr. Turbidy, 75,000; Mr. Jones, 4,000; and Mr. Wallace, 4,000.

(6)	Includes the following number of shares subject to warrants that are exercisable or will become exercisable within 60 days of April 10, 2006: Mr. Compofelice, 1,216; Mr. Turbidy, 1,620; Mr. Jones, 540; Mr. Wallace, 54; and Mr. Hutcheson, 1,740 (94 of which he claims non-beneficial ownership).

(7)	Includes the following number of shares subject to restrictions that lapse 100% on March 13, 2010: Mr. Turbidy, 18,000; Mr. Jones, 7,000; Mr. Wallace, 3,500; and Mr. Varma, 6,100.

(8)	Includes the following number of shares subject to restrictions that vest 100% on May 10, 2006: Mr. Staehr, 2,000; Mr. Bachmann, 2,000; Mr. Compofelice, 4,000; Mr. Hutcheson, 2,000; Mr. Scoggins, 2,000; and Mr. Burke, 2,000.

Securities Ownership of Certain Beneficial Owners
     The following table is based solely on reports filed with the SEC and indicates the beneficial ownership, as of April 10, 2006, of our common stock by each person known by us to beneficially own more than 5% of our outstanding common stock as determined in accordance with SEC rules.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership (1)		Percent of Class
Kistefos AS	2,850,894	(2)	19.5%
Stranden 1, N-0250 Oslo, Norway
Christen Sveaas	2,850,894	(2)	19.5%
Stranden 1, N-0250 Oslo, Norway
American International Group, Inc.	1,229,700	(3)	8.4%
70 Pine Street New York, New York 10270
AIG Global Asset Management Holding Corp.	1,229,700	(3)	8.4%
70 Pine Street New York, New York 10270
AIG Global Investment Corp.	1,229,700	(3)	8.4%
70 Pine Street New York, New York 10270

*	Less than one percent.

(1)	Unless otherwise indicated, the securities are held with sole voting and investment power.

(2)	As the sole direct and indirect owner of Kistefos AS, Christen Sveaas is the beneficial owner of 2,850,894 shares of our common stock. Christen Sveaas has shared voting and dispositive power with Kistefos AS with respect to the shares it owns due to his ownership control of Kistefos AS.

(3)	American International Group, Inc. (“AIG”) is the parent holding company of AIG Global Asset Management Holding Corp. (“AIGGAM”). AIGGAM is the parent holding Company of AIG Global Investment Corp. (“AIGGIC”), an investor advisor. AIG, AIGGAM and AIGGIC share voting and dispositive power with respect to 1,229,700 shares.
Executive Officers
     Certain information concerning our executive officers as of the date of this proxy statement is set forth below, except that information concerning Mr. Compofelice is set forth under “Proposal One — Election of Directors.”

Name	Age	Position With Our Company
Trevor Turbidy	38	Chief Executive Officer, President and Director
Geoff A. Jones	49	Vice President and Chief Financial Officer
D. Michael Wallace	53	Vice President, Emerging International and Head of Global Marketing
Rishi A. Varma	33	General Counsel, Secretary and Director of Corporate Governance
     Trevor Turbidy. Trevor Turbidy has served as our Chief Executive Officer, President and Director since August 31, 2005. Prior to this, he had served as our Vice President and Chief Financial Officer since August 2003. From November 2000 until May 2002, Mr. Turbidy served as a Director in the Investment Banking Department of Credit Suisse First Boston. From 1991 until November 2000, Mr. Turbidy held various positions leading up to being a Director in the Investment Banking Department of Donaldson, Lufkin & Jenrette. He has been a Director of Grey Wolf, Inc., a provider of turnkey and contract oil and gas land drilling services, since December 2005.
     Geoff A. Jones. Geoff A. Jones has served as our Vice President and Chief Financial Officer since August 31, 2005. Prior to this, he had served as our Treasurer since March 2005 and Controller since February 2004. From April 2002 to February 2004, Mr. Jones was in private consulting practice. From December 2001 to April 2002, Mr. Jones was Controller of Aggreko, Inc. From May 2001 to December 2001, Mr. Jones was Chief Financial Officer of Sunland Construction, Inc. From February 2000 to May 2001, Mr. Jones was Controller of Petroleum Helicopters, Inc.
     D. Michael Wallace. D. Michael Wallace has served as our Vice President, Emerging International and Head of Global Marketing since September 2005. Prior to this he had served as our Vice President, International Business Development since November 2002. From January 2000 to November 2002, Mr. Wallace was Vice President of Marine Logistics with ASCO US LLC. From December 1996 to December 1999, Mr. Wallace was General Manager for Tidewater Marine, Inc. in Venezuela.

     Rishi A. Varma. Rishi A. Varma has served as our General Counsel, Corporate Secretary and Director of Corporate Governance since May 2005. From February 2003 until April 2005, Mr. Varma was Securities Counsel and Director of Corporate Governance with EGL, Inc. From February 2000 to May 2002, Mr. Varma was an associate in the Business and Technology group of the law firm of Brobeck, Phleger and Harrison, L.P.
Code of Ethics
     We have adopted a Financial Code of Ethics ( “Financial Code”), which satisfies the requirements for a code of ethics under SEC rules and regulations. The Financial Code contains the ethical principles by which the chief executive officer, chief financial officer (or other principal financial officer), controller (or other principal accounting officer) and other senior financial officers (the “Senior Officers”) are expected to conduct themselves when carrying out their duties and responsibilities. Senior Officers must also comply with our Proper Business Practices and Ethics Policy. If any substantive amendments are made to the Financial Code or if we grant any waiver, including any implicit waiver, from a provision of the Financial Code, we will disclose the nature of such amendment or waiver within four business days on our Internet website at www.tricomarine.com. Copies of the Financial Code and the Proper Business Practices and Ethics Policy are available on the investor relations page of our Internet website.
Annual Compensation
     The following table sets forth all cash compensation, options and restricted stock granted for the three years ended December 31, 2005, to our three executive officers and those persons who, during 2005, served in the capacity as our Chief Executive Officer.

EXECUTIVE COMPENSATION

						Long-Term
			Annual Compensation			Compensation Awards
					Other	Restricted		No. of Shares
		Total			Annual	Stock		of Underlying	All Other
Name and Principal Position	Year	Compensation	Salary	Bonus(15)	Compensation(1)	Awards ($)		Options/SAR Granted	Compensation(2)

Trevor Turbidy(3)	2005	$1,942,533	$308,333	$650,000	$10,932	$963,200	(6)	40,000	$10,068
President and	2004	275,674	211,667	62,500	—	—		—	1,507
Chief Executive Officer	2003	212,448	67,500	—	—	144,600	(7)	25,000	348

Joseph S. Compofelice (13)	2005	$390,138	$73,488	$100,000	$—	$216,650	(8)	10,000	$—
Chairman of the Board and	2004	—	—	—	—	—		—	—
Former Interim Chief Executive Officer	2003	—	—	—	—	—		—	—

Thomas E. Fairley	2005	$175,842	$106,250	$62,500	$4,209	$—		—	$2,883
Former President and Chief	2004	410,864	341,667	62,500	- -	—		6,697
Executive Officer	2003	306,677	300,000	—	—	—		—	6,677

Geoff Jones(4)	2005	$788,527	$171,042	$233,542	$8,019	$361,200	(9)	15,000	$14,724
Chief Financial Officer	2004	181,036	114,583	18,750	—	46,000	(10)	—	1,703
	2003	—	—	—	—	—		—	—

D. Michael Wallace (5)	2005	$544,397	$179,583	$217,083	$18,095	$120,400	(11)	5,000	$9,236
Vice President, Emerging International	2004	190,587	145,000	18,750	23,210	—		—	3,627
and Head of Global Marketing	2003	147,179	145,000	—	—	—		—	2,179

Rishi A. Varma (14)	2005	$356,792	$126,667	$126,667	$5,756	$96,250	(12)	5,000	$1,452
General Counsel & Secretary	2004	—	—	—	—	—		—	—
	2003	—	—	—	—	—		—	—

(1)	For the year ended 2005, “Other Annual Compensation” includes health insurance premiums, automobile reimbursements and disability insurance. During 2005: (i) the value of health insurance premiums provided were: Mr. Turbidy — $7,420; Mr. Fairley- $2,132; Mr. Jones - $5,035; Mr. Wallace — $2,385; and Mr. Varma- $4,328 (ii) the value of auto reimbursements provided were: Mr. Fairley- $456; Mr. Jones — $714; and Mr. Wallace — $13,384 (iii) the value of disability insurance provided was: Mr. Turbidy — $3,512; Mr. Fairley- $1,621; Mr. Jones - $2,270; Mr. Wallace — $2,326; and Mr. Varma- $1,428.

(2)	For each year, “All Other Compensation” includes the aggregate value of matching contributions to our 401(k) plan and the value of life insurance coverage provided. During 2005: (i) matching contributions to our 401(k) plan were: Mr. Turbidy — $7,875; Mr. Fairley - $2,109; Mr. Jones — $7,875; Mr. Wallace — $7,875; and Mr. Varma — $594; and (ii) the value of term life insurance coverage provided was: Mr. Turbidy — $2,193; Mr. Fairly — $774; Mr. Jones — $1,313; Mr. Wallace — $1,361; and Mr. Varma — $858 (iii) commuting reimbursements provided for Mr. Jones was $5,536.

(3)	On September 1, 2005, Mr. Turbidy’s annual base salary was increased to $375,000 in connection with his appointment as President and Chief Executive Officer of the Company. Prior to such appointment, during 2005, Mr. Turbidy’s annual base salary was $275,000 as our Vice President and Chief Financial Officer.

(4)	On March 16, 2005, Mr. Jones’ annual base salary was increased from $125,000 to $160,000 in connection with his promotion to Treasurer. On September 1, 2005, Mr. Jones’ annual base salary was increased from $160,000 to $215,000 in connection with his appointment as Vice President and Chief Financial Officer of the Company.

(5)	On June 1, 2005, Mr. Wallace’s annual base salary was increased from $145,000 to $190,000 in connection with his increased roles and responsibilities in the development of the Company’s opportunities in emerging markets. On September 1, 2005, Mr. Wallace’s annual base salary was increased from $190,000 to $215,000 in connection with a promotion to Vice President, Emerging Markets and Head of Global Marketing of the Company.

(6)	Mr. Turbidy was granted 40,000 shares of restricted on September 1, 2005. The restricted stock vests in annual 25% increments, beginning on the first anniversary of the date of grant. Under the terms of the 2004 Stock Incentive Plan, Mr. Turbidy is eligible to receive dividends, if and as when declared by the Board of Directors, with respect to such shares of restricted stock. The value of the restricted stock granted in 2005 is based on the closing price of our new common stock on the date of grant, which was $24.08. The fair market value of the restricted stock at December 31, 2005 was $1,040,000.

(7)	Mr. Turbidy was granted 60,000 shares of restricted stock on August 18, 2003. The restricted stock vests in annual 33% increments, beginning on the first anniversary of the date of grant. The value of the restricted stock granted in 2003 is based on the closing price of our old common stock on the date of grant, which was $2.41. Mr. Turbidy’s restricted stock was converted into warrants for the Company’s new common stock on March 15, 2005.

(8)	Mr. Compofelice was granted 5,000 shares of restricted on May 5, 2005. The restricted stock vested one month after the date of grant. The value of the restricted stock granted in 2005 is based on the closing price of our new common stock on the date of grant, which was $19.25. Mr. Compofelice was granted 5,000 shares of restricted on September 1, 2005. The restricted stock vested one month after date of grant. The value of the restricted stock granted in 2005 is based on the closing price of our new common stock on the date of grant, which was $24.08. The fair market value of the restricted stock at December 31, 2005 was $130,000.

(9)	Mr. Jones was granted 15,000 shares of restricted on September 1, 2005. The restricted stock vests in annual 25% increments, beginning on the first anniversary of the date of grant. Under the terms of the 2004 Stock Incentive Plan, Mr. Jones is eligible to receive dividends, if and as when declared by the Board of Directors, with respect to such shares of restricted stock. The value of the restricted stock granted in 2005 is based on the closing price of our new common stock on the date of grant, which was $24.08. The fair market value of the restricted stock at December 31, 2005 was $390,000.

(10)	Mr. Jones was granted 20,000 shares of restricted stock on February 2, 2004. The restricted stock vests in annual 33% increments, beginning on the first anniversary of the date of grant. The value of the restricted stock granted in 2004 is based on the closing price of our new common stock on the date of grant, which was $2.30. Mr. Jones’ restricted stock was converted into warrants for the Company’s new common stock on March 15, 2005.

(11)	Mr. Wallace was granted 5,000 shares of restricted on September 1, 2005. The restricted stock vests two years after the date of grant. Under the terms of the 2004 Stock Incentive Plan, Mr. Wallace is eligible to receive dividends, if and as when declared by the Board of Directors, with respect to such shares of restricted stock. The value of the restricted stock granted in 2005 is based on the closing price of our new common stock on the date of grant, which was $24.08. The fair market value of the restricted stock at December 31, 2005 was $130,000.

(12)	Mr. Varma was granted 5,000 shares of restricted on May 2, 2005. The restricted stock vests in annual 33% increments, beginning on the first anniversary of the date of grant. Under the terms of the 2004 Stock Incentive Plan, Mr. Varma is eligible to receive dividends, if and as when declared by the Board of Directors, with respect to such shares of restricted stock. The value of the restricted stock granted in 2005 is based on the closing price of our new common stock on the date of grant, which was $19.25. The fair market value of the restricted stock at December 31, 2005 was $130,000.

(13)	Mr. Compofelice served as our Interim Chief Executive Officer from March 31, 2005 through August 31, 2005 following the resignation of Mr. Fairley. Accordingly, his salary reflects the incremental amount of compensation from his monthly retainer as our non-executive Chairman of the Board to adjust his overall monthly retainer during his tenure as Interim Chief Executive Officer to equal that of our former chief executive officer. The amount of salary included as compensation above is in addition to the amount of monthly retainer Mr. Compofelice received as non-executive Chairman of the Board during such time.

(14)	Mr. Varma joined the Company on May 2, 2005 as our General Counsel and Secretary; therefore, Mr. Varma’s salary has been prorated accordingly.

(15)	For 2005, “Bonuses” include the Key Employee Retention Bonus Plan and the 2005 Annual Cash Incentive Bonus Plan. During 2005: (i) Key Employee Retention Plan payments were as follows : Mr. Turbidy — $187,500; Mr. Fairley — $62,500; Mr. Jones — $62,500; and Mr. Wallace — $37,500; (ii) Annual Cash Incentive Bonus payments were as follows: Mr. Turbidy — $462,500; Mr. Jones - $171,042; Mr. Wallace — $179,583; and Mr. Varma — $126,667.

2005 Stock Options Granted
     The following table contains information concerning the grant of stock options and stock appreciation rights (“SARS) to the Named Executive Officers during 2005.
OPTION/SAR GRANTS IN LAST FISCAL YEAR

						Potential Realizable Value
	No. of		% of Total			at Assumed Annual Rates of
	Securities		Options/SARs			Stock Price Appreciation for
	Underlying		Granted to	Exercise		Option Term (2)
	Options/SARs		Employees	of Base	Expiration
Name	Granted (1)		in Fiscal Year (6)	Price	Date	5%	10%

Trevor Turbidy	37,500	(1)	18.81%	$11.00	3/15/2012	$167,929	$391,346
	75,000	(2)	18.81%	$11.00	3/15/2012	335,858	782,692
	37,500	(3)	37.50%	$11.00	3/15/2012	167,928	391,346

Thomas E. Fairley (4)	62,500	(1)	31.35%	$11.00	3/15/2012	279,882	652,243
	125,000	(2)	31.35%	$11.00	3/15/2012	559,763	1,304,486
	62,500	(3)	62.50%	$11.00	3/15/2012	279,882	652,243

Joseph S. Compofelice	66,667	(1)	33.44%	$11.00	3/15/2012	298,542	687,609
	133,333	(2)	33.44%	$11.00	3/15/2012	597,079	1,391,448

Geoff Jones	8,000	(1)	4.01%	$11.00	3/15/2012	35,824	83,487
	16,000	(2)	4.01%	$11.00	3/15/2012	71,650	166,974

D. Michael Wallace	8,000	(1)	4.01%	$11.00	3/15/2012	35,824	83,487
	16,000	(2)	4.01%	$11.00	3/15/2012	71,650	166,974

Rishi Varma	—		—	—	—	—	—

(1)	These options became exercisable on grant date, March 15, 2005.

(2)	These options become exercisable four years after grant date on March 15, 2009.

(3)	These options are performance based and become exercisable over a three year period ending March 15, 2008.

(4)	Thomas Fairly forfeited the 125,000 and the 62,500 options granted (with the vesting schedule referenced in footnote 3 above) upon his resignation.

(5)	Appreciation is calculated over the term of the options, beginning with the fair market value on the date of grant of the options, which was $11.00.

(6)	The percentage represents the percent of grant of each series of options (with similar vesting schedules) granted to employees during the fiscal year.
AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR VALUES

			Number of Securities
			Underlying	Value of Unexercised
			Unexercised	In-the-Money
	Shares		Options/SARs at Fiscal	Options/SARs at
	Acquired on	Value	Year End (#)	Fiscal Year End (1)
Name	Exercise (#)	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Trevor Turbidy	—	$—	37,500 / 112,500	$562,500 / $1,687,500

Thomas E. Fairley	62,500	$482,791	- / -	$ - / $-

Joseph S. Compofelice	66,600	$—	67 / 133,333	$1,005 / $1,999,995

Geoff Jones	8,000	$41,100	- / 16,000	$ - / $240,000

D. Michael Wallace	4,000	$28,000	4,000 / 16,000	$60,000 / $240,000

Rishi A. Varma	—	$—	- / -	$ - / $-

(1)	Based on the difference between the closing sale price of common stock of $26.00 on December 31, 2005, as reported by the Nasdaq, and the exercise price of such options.
Employment Contracts
Employment Agreement with Thomas E. Fairley
     As previously announced, on March 31, 2005, Thomas E. Fairley, our President and Chief Executive Officer and a member of our Board of Directors, terminated his employment with our company and resigned from the Board of Directors. Mr. Fairley’s employment agreement (the “Fairley Agreement”) provided for an annual base salary of $425,000. Mr. Fairley was eligible to participate in our annual cash incentive plan as approved from time to time by the Board in amounts determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board. Mr. Fairley was also entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of our company. The Fairley Agreement also contained certain non-competition and non-disclosure provisions that were effective throughout the term of Mr. Fairley’s employment and are effective for a period of one year thereafter.
Employment Agreement with Trevor Turbidy
     We entered into an employment agreement with Mr. Turbidy (the “Turbidy Agreement”) on September 1, 2005. Pursuant to the terms of the Turbidy Agreement, Mr. Turbidy will receive an annual base salary of $375,000. Mr. Turbidy will also be eligible to participate in our annual cash incentive plan as approved from time to time by the Board in amounts to be determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board. Mr. Turbidy will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of our company. The Turbidy Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Turbidy’s employment and for a period of one year thereafter.
     The Turbidy Agreement is effective for a term of three years beginning on September 1, 2005, and will be extended for successive three year terms unless either party gives written notice to the other that no such extension shall occur. If Mr. Turbidy’s employment is terminated by the Company prior to the expiration of the term, then, upon his termination, regardless of the reason therefore, all compensation and benefits to Mr. Turbidy shall terminate with the termination of his employment. However, if Mr. Turbidy’s employment is terminated by the Company for any reason other than his death, disability, or cause, or if Mr. Turbidy terminates his employment with the Company for good reason (as defined in the Turbidy Agreement), then Mr. Turbidy will be entitled to the following termination benefits: (i) a lump sum cash payment equal to the sum of: (A) three times his annual base salary at the rate in effect on the date of termination of his employment, (B) three times the higher of (1) his highest annual bonus paid during the three most recent fiscal years or (2) his target bonus (as provided in Company’s annual cash incentive plan) for the fiscal year in which his date of termination occurs, and (C) any bonus that he has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to him by Company; and (ii) health coverage (collectively, the “Turbidy Benefits”).
Employment Agreement with Geoff Jones
     We entered into an employment agreement with Mr. Jones (the “Jones Agreement”) on September 1, 2005. Pursuant to the terms of the Jones Agreement, Mr. Jones will receive an annual base salary of $215,000. Mr. Jones will also be eligible to participate in the Company’s annual cash incentive plan as approved from time to time by the Board in amounts to be determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board (or such committee, if any). Mr. Jones will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of the Company. The Jones Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Jones’s employment and for a period of one year thereafter.
     The Jones Agreement is effective for a term of one year beginning on September 1, 2005, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur. If Mr. Jones’s employment is terminated by the Company prior to the expiration of the term, then, upon his termination, regardless of the reason therefore, all compensation and benefits to Mr. Jones shall terminate with the termination of his employment. However, if Mr. Jones’s employment is terminated by the Company for any reason other than his death, disability, or cause, or if Mr. Jones terminates his employment with the Company for good reason (as defined in the Jones Agreement), then Mr. Jones will be entitled to the following termination benefits: (i) a lump sum cash payment equal to the sum of: (A) one times his annual base salary at the rate in effect on the date of termination of his employment, (B) the higher of (1) his highest annual bonus paid during the three most recent fiscal years or (2) his target bonus (as provided in Company’s annual cash incentive plan) for the fiscal year in which his date of termination occurs, and (C) any bonus that he has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to him by Company; and (ii) health coverage (collectively, the “Jones Benefits”).
Employment Agreement with D. Michael Wallace
     We entered into an employment agreement with Mr. Wallace in his capacity as Vice President of the Company (the “Wallace Agreement”) on September 1, 2005. Pursuant to the terms of the Wallace Agreement, Mr. Wallace will receive an annual base salary of $215,000. Mr. Wallace will also be eligible to participate in the Company’s annual cash incentive plan as approved from time to time by the Board in amounts to be determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board (or such committee, if any). Mr. Wallace will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of the Company. The Wallace Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Wallace’s employment and for a period of one year thereafter.
     The Wallace Agreement is effective for a term of one year beginning on September 1, 2005, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur. If Mr. Wallace’s employment is terminated by the Company prior to the expiration of the term, then, upon his termination, regardless of the reason therefore, all compensation and benefits to Mr. Wallace shall terminate with the termination of his employment. However, if Mr. Wallace’s employment is terminated by the Company for any reason other than his death, disability, or cause, or if Mr. Wallace terminates his employment with the Company for good reason (as defined in the Wallace Agreement), then Mr. Wallace will be entitled to the following termination benefits: (i) a lump sum cash payment equal to the sum of: (A) one times his annual base salary at the rate in effect on the date of termination of his employment, (B) the higher of (1) his highest annual bonus paid during the three most recent fiscal years or (2) his target bonus (as provided in Company’s annual cash incentive plan) for the fiscal year in which his date of termination occurs, and (C) any bonus that he has earned and accrued as of the date of termination of his employment which relates to periods that have ended on or before such date and which have not yet been paid to him by Company; and (ii) health coverage (collectively, the “Wallace Benefits”).
Employment Agreement with Rishi A. Varma
     We entered into an employment agreement with Mr. Varma in his capacity as General Counsel, Corporate Secretary and Director of Corporate Governance (the “Varma Agreement”) on May 2, 2005. Pursuant to the terms of the Varma Agreement, Mr. Varma will receive an annual base salary of $190,000. Mr. Varma will also be eligible to participate in the Company’s annual cash incentive plan as approved from time to time by the Board in amounts to be determined by the Board (or a duly authorized committee thereof) based upon criteria established by the Board (or such committee, if any). Mr. Varma will be entitled to participate in all benefits, plans and programs and other employee benefits of the sort provided to other similarly-situated executive employees of the Company. The Varma Agreement also contains certain non-competition and non-disclosure provisions that are effective throughout the term of Mr. Varma’s employment and for a period of one year thereafter.
     The Varma Agreement is effective for a term of one year beginning on May 2, 2005, and will be extended for successive one year terms unless either party gives written notice to the other that no such extension shall occur. If Mr. Varma’s employment is terminated by the Company prior to expiration of the term, then, upon his termination, regardless of the reason therefore, all compensation and benefits to Mr. Varma shall terminate with the termination of his employment.

However, if Mr. Varma is terminated by the Company for any reason other than his death, disability, or cause, or if Mr. Varma terminates his employment with the Company for good reason (as defined in the Varma Agreement), then Mr. Varma will be entitled to the following termination benefits: (i) a lump sum cash payment equal to the sum of (A) one year of his annual base salary at the rate in effect on the date of termination of his employment and (B) any bonus that Mr. Varma has earned and accrued as of the date his employment with the Company is terminated, (ii) all of the outstanding stock options, restricted stock awards and other equity based awards granted by Company to Mr. Varma shall become fully vested and immediately exercisable on the date his employment with the Company is terminated, and (iii) health coverage (collectively, the “Varma Termination Benefits”), except that if Mr. Varma is terminated within twelve months after a change in control occurs, then the Varma Termination Benefits will be reduced by an amount equal to one year of his annual base salary at the rate in effect on the date of such change in control.
Severance and Change of Control Agreements
     We have a retirement agreement with Joseph S. Compofelice. The retirement agreement provides for a retirement benefit of $20,000 per month for a period of twelve months after ceasing to serve as chairman of the board for any reason other than for cause or voluntary resignation before March 15, 2007. Mr. Compofelice’s retirement agreement also provides that he is entitled to certain retirement benefits upon a change in control of our company provided that he has continuously served as Chairman of the Board from the date of the retirement agreement until the date immediately prior to the date upon which the change in control occurs.
     The employees are prohibited during their employment and for one year thereafter from engaging in a competitive business with us, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information.

COMPENSATION COMMITTEE REPORT
General
     The Compensation Committee (the “Committee”), which is currently comprised of three independent directors, oversees the compensation of our key employees and administers our incentive compensation plans. No member of the Compensation Committee is a former or current officer or employee.
Role of the Compensation Committee
     The duties of our Committee include conducting an annual review of executive officer and director compensation, designing awards in connection with all elements of the overall compensation program, administering our incentive plans, and overseeing our compensation plans and policies. The Committee further evaluates executive performance and addresses other matters related to executive compensation.
     The Committee’s charter reflects these responsibilities and the Committee and the Board periodically review and revise the charter. The Board determines the Committee’s membership. In addition, our Committee has engaged independent, external consultants to assist in determining the appropriateness of the amounts and types of compensation we pay our executive officers and directors. The Committee also reviews input from other outside consultants and legal advisors from time to time.
Total Compensation Review
     In line with governance guidelines established by the Committee, and in an effort to evaluate compensation of our executive officers on a broader scale, we engaged in an extensive study of our compensation philosophy and programs during 2005. With the assistance of our independent consultants, we evaluated our compensation programs and policies against current and emerging competitive practice as well as legal and regulatory developments. In addition, we developed and reviewed tally sheets for each of the named executive officers that list all amounts of compensation provided by the Company, including base salary, annual incentive, vested and unvested equity awards, the dollar value of benefits and perquisites, and the impact of a change of control on each of the components listed above. Input was provided from all directors and the results and recommendations were reviewed by the full Board. Based on this comprehensive review, we have made some modifications to the overall program which are outlined below.
Executive Compensation — Key Tenets of our Compensation Philosophy
     The compensation program for our executive officers is designed to attract and retain executive talent and to align the compensation of our executives with our success. Toward that end, our executive compensation program has been structured to: (i) provide a total compensation package that is competitive with the compensation of executives holding similar positions at comparable companies; (ii) reward individual and our overall corporate performance; and (iii) link executive compensation to achievement of our long-term and short-term strategic goals.
     Compensation Levels are Competitive
     In 2005, we reviewed compensation survey data from several independent sources to ensure that our total compensation program is competitive. We targeted total compensation, reflecting the executive’s responsibility level, expertise and sustained level of performance to be competitive with a comparison group. A competitive position enhances our recruiting and retention efforts and serves as a basis for setting appropriate salary and incentive pay benchmarks. The comparative group in 2005 consisted of 14 companies (5 offshore supply vessel and 9 oil services-related companies).
     Incentive Compensation Balances Short and Long-Term Performance
     Through the design of our compensation program, we look to balance the focus of all employees on achieving short-term, or annual, results that will ensure the Company’s long-term viability and success. To reinforce the importance of balancing these perspectives, our employees are provided with both short-term and long-term incentives that tie their interests to shareholder interests and encourage successful long-term planning and achievements.

     Compensation Tied to Achievement of Strategic Goals
     In addition to specific performance-based measures which are tied to corporate goals, we consider several factors when setting base salary and establishing other elements of an executive’s compensation opportunity. Those factors include (i) the responsibilities of the executive’s position, (ii) the experience and performance of the individual, (iii) competition for executive talent and retention issues; and (iv) comparisons to comparable positions at other offshore supply vessel companies in the Company’s comparative market.
Components of Our Compensation Program
     The primary components of the Company’s executive compensation program are: key employee retention program, base salary, annual cash incentives and long-term incentives.
     Key Employee Retention Program
     During 2004, while we were initiating our reorganization under Chapter 11, the Compensation Committee established a key employee retention program (the “KERP Plan”) designed to retain our key employees. The KERP Plan provides for cash bonuses to be paid to certain individuals at certain dates in connection with and following our reorganization under Chapter 11 provided that such individuals remain employees of our company. Under the KERP Plan, cash bonuses were paid during December 2004, March 2005, September 2005 and March 2006 to Mr. Fairley prior to his resignation (in the aggregate amount of $125,000), Mr. Turbidy (in the aggregate amount of $250,000), Mr. Wallace (in the aggregate amount of $75,000) and Mr. Jones (in the aggregate amount of $100,000). Additionally, an aggregate of approximately $318,644 was paid to other eligible employees of our company.
     Base Salary and Annual Incentive Compensation
     Base Salary. The Compensation Committee establishes the base salaries of our key employees at levels it deems necessary to attract and retain executive talent. Generally, base salaries for executives are reviewed annually and, if appropriate, adjusted based on individual performance, increases in general levels of compensation for executives at comparable firms and our overall financial results.
     Annual Cash Incentive Compensation. We may pay annual cash incentive bonuses to our key employees in an effort to provide a fully competitive compensation package, which is linked to the attainment of our short-term goals. The Board views EBITDA (earnings before interest, taxes, depreciation and amortization) growth as our primary short-term goal. The Committee believes that in years of outstanding performance, annual-based performance cash incentives should be awarded at or near the maximum level of achievement for all key employees. In 2005, although no formal incentive plan was established, the Committee awarded key employees, including each of the executive officers, incentive awards at what would have been their respective maximum achievement levels based on our financial performance. Accordingly, the following payments were made to our executive officers in February 2006: Mr. Turbidy ($462,500), Mr. Jones ($171,042), Mr. Wallace ($179,583) and Mr. Varma ($126,667).
     In 2006, the Committee adopted an Annual Incentive Cash Bonus Plan to formally establish threshold, target and maximum levels for each group of key employees and establish corporate goals that would need to be attained in order to trigger awards under such plan. The corporate goals for 2006 include, but are not limited to, (i) improved safety throughout the worldwide fleet, (ii) annual EBITDA as compared to our internal projections, (iii) return on capital when compared to our peers, and (iv) improvement in working capital. The Committee will review the corporate goals and objectives under the plan on an annual basis to ensure that the corporate goals are designed to adequately measure long-term sustained success for the Company.
     Stock-Based Incentive Compensation. Stock-based incentive awards are granted annually to key employees, including executive officers, typically in March. Stock options are granted at an option price not less than fair market value of our common stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates following the date the options are granted. In addition, the Committee also grants restricted stock from time to time to encourage retention and reward performance. Restrictions on such awards are subject to continued employment. The Committee believes that awarding executives with a mix of stock options and restricted stock focuses executives on the creation of shareholder value over the long term and encourages equity ownership in the Company at the same time. In March 2006, the Committee granted the following mix of stock options and restricted stock to our executive officers:

	Number of Options to	Number of Shares of
	Purchase Common Stock(1)	Restricted Stock(2)
Trevor Turbidy	18,000	18,000
Geoff Jones	7,000	7,000
D. Michael Wallace	3,500	3,500
Rishi Varma	6,100	6,100

(1)	Options vest in equal installments over three years beginning on the first anniversary of the date of grant.

(2)	Restrictions lapse 100% on the third anniversary of the date of grant.

     Position Regarding Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each of the five highest compensated executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. Although none of our executive officers reached the deductibility cap in 2005, the Committee plans to continue to evaluate our cash and stock incentive programs as to the advisability of future compliance with Section 162(m).
Compensation for the Chief Executive Officer
     Fiscal Year 2005 was a year of continued progress and accomplishments important to strengthening the foundation for our future growth and long-term success. After the resignation of Mr. Fairley in March 2005, our Chairman of the Board of Directors, Mr. Compofelice, filled the position as interim Chief Executive Officer until such time as the Board had concluded its search for his replacement. For his service as interim Chief Executive Officer from March until September 2005, the Committee increased Mr. Compofelice’s monthly retainer to approximately $35,000 per month and awarded him 5,000 shares of restricted stock to account for his increased role and responsibilities within the Company. The increase in his retainer reflected the Committee’s decision to pay Mr. Compofelice the same monthly compensation as our former Chief Executive Officer until such time as the Board had concluded its search for our new Chief Executive Officer. Upon the conclusion of Mr. Compofelice’s tenure as our Chief Executive Officer, the Company paid a cash bonus to him of $100,000 and awarded him an additional 5,000 shares of restricted stock after considering various factors including the Company’s improved safety performance, its financial performance when measured against the plan of reorganization previously approved by the bankruptcy court in connection with our emergence from bankruptcy in March 2005, and his overall direction of the Company during such time.
     In September 2005, the Board appointed Mr. Turbidy as our Chief Executive Officer with a base salary of $375,000. Mr. Turbidy was also awarded 40,000 shares of restricted stock upon his appointment, with restrictions on such shares lapsing over four years in equal installments beginning on the first anniversary of the date of grant. Mr. Turbidy’s overall compensation package was established by the Board based on an independent review of compensation for chief executive officers at similarly situated companies adjusted for position tenure. As a result of our continued improvements in financial performance when measured against our plan of reorganization, our equity offering during the fourth quarter, and improvements in working capital by eliminating our U.S. credit facility, we paid a cash incentive bonus to Mr. Turbidy of $462,500.
     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The Compensation Committee

Kenneth M. Burke	Edward C. Hutcheson, Jr., Chairman	Myles W. Scoggins

AUDIT COMMITTEE REPORT
     Before March 15, 2005, the Audit Committee was comprised of three members of our Board of Directors, Messrs. Compofelice, Acord and Hutcheson. Beginning on March 15, 2005, the Audit Committee was comprised of three members of our Board of Directors, Messrs. Burke, Bachmann and Hutcheson. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee Charter is annually reassessed and updated as needed in accordance with applicable rules of the SEC and Nasdaq. Each of the present members of the Audit Committee meets the current Nasdaq independence standards and the independence standard set forth in the Securities Exchange Act of 1934.
     Earlier this year, in preparation for the filing with the SEC of the company’s annual report on Form 10-K for the year ended December 31, 2005, the Audit Committee:
•	reviewed and discussed our audited financial statements with management and the company’s independent auditors;

•	discussed separately with management and the company’s independent auditors the adequacy and integrity of the company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the company’s financial disclosure and the extent to which major recommendations or changes made by the company’s independent auditors or the internal auditors have been implemented or resolved;

•	obtained and reviewed a report by the company’s independent auditors describing: (i) its internal quality-control procedures; (ii) any material issues raised by: (A) its most recent internal quality-control review or peer review, or (B) any inquiry or investigation by governmental or professional authorities respecting one or more independent audits performed by the independent auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the company to assess the independent auditors’ independence;

•	obtained and reviewed reports from the company’s independent auditors that include (i) all critical accounting policies and practices used; (ii) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, their ramifications and the preferences of the company’s independent auditors; and (iii) other material written communications between the independent auditors and management;

•	reviewed the overall scope and plans for the audit and the results of the examination with its independent auditors;

•	reviewed all fees paid to the independent auditors and considered whether the rendering of non-audit services is compatible with maintaining the independence of such independent auditors. These fees are described immediately following this report;

•	discussed with the company’s independent auditors the matters required to be discussed by Statement on Accounting Standards (SAS) No. 61 (Codification of Statements on Auditing Standards, AU §380) and SAS No. 90 (Audit Committee Communications); and

•	received and reviewed the written disclosures and the letter from the company’s independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the company.
     Based on the review and discussions stated above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2005.
     Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. Management is responsible for the company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the company’s financial statements.
     The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the company’s internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the company’s financial statements are presented in accordance with accounting principles generally accepted in the United States or that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards.
     The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.
The Audit Committee

Kenneth M. Burke, Chairman	Richard A. Bachmann	Edward C. Hutcheson, Jr.
Independent Registered Public Accounting Firm Fees
     PricewaterhouseCoopers LLP has billed us the following amounts for professional services rendered during each of the fiscal years represented:

	Fiscal Year Ended
	December 31,
	2005	2004
Audit Fees(1)	$936,319	$800,508
Audit Related Fees(2)	$134,499	$300,123
Tax Fees(3)	$144,306	$128,042
All Other Fees(4)	$1,026	$35,587

(1)	Reflects fees for services rendered for the audit of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year. Also includes fees related to PricewaterhouseCoopers LLP’s audit of our internal controls over financial reporting, which is required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” The 2004 amount includes $202,162 for audit services related to our reorganization.

(3)	Reflects fees for professional services rendered for tax compliance assistance.

(4)	Reflects fees for all other services not included in the figures above. Such services involved work related to assisting in terminations of employment in Brazil. PricewaterhouseCoopers LLP did not perform any non-audit services for us specified in Rule 2-01(c)(4)(i)-(ix) of Regulation S-X.
Pre-Approval Process
     All of the services performed by PricewaterhouseCoopers LLP in 2005 were pre-approved by the Audit Committee. Any requests for audit, audit-related, tax and other services must be submitted to the Audit Committee for specific pre-approval. Normally, pre-approval is considered at regularly scheduled meetings. None of the services described above were approved by the Audit Committee under the de minimus exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

PERFORMANCE GRAPH
     The graph below compares the yearly change in the cumulative total stockholder return on our new common stock with the total return on the S&P 500 Index and our Old Peer Group and New Peer Group Indices for the 284-day period from March 22, 2005 to December 31, 2005, in each case assuming the investment of $100 on March 22, 2005 and the reinvestment of all dividends for the period indicated. Due to the emergence from bankruptcy on March 15, 2005, our new common stock began trading on March 22, 2005. Our Old Peer Group Index consisted of Petroleum Helicopters, Inc. (PHII), the Bristow Group (BRS), Tidewater Inc. (TDW) and SEACOR Holdings Inc. (CKH). Our New Peer Group is the PHLX Oil Service Sector Index, a published index consisting of the following oilfield service companies (the “OSX”): Baker Hughes, Inc. (BHI), BJ Services Company (BJS), Cooper Cameron Corp. (CAM), Global Industries Ltd. (GLBL), Global Santa Fe Intl. Corp. (GSF), Halliburton Company (HAL), Nabors Industries, Inc. (NBR), Noble Corp. (NE), National Oilwell Varco, Inc. (NOV), Rowan Companies, Inc. (RDC), Transocean, Inc. (RIG), Smith International, Inc. (SII), Schlumberger Ltd. (SLB), Tidewater, Inc. (TDW), and Weatherford International, Inc. (WFT). The Company has determined to use the New Peer Group because it believes the OSX provides a broader view of the oilfield services sector and offers a clearer forecast for general trends in the markets that impact the Company’s performance.
COMPARISON OF 284-DAY CUMULATIVE TOTAL RETURN*
AMONG TRICO MARINE SERVICES, INC., THE S & P 500 INDEX,
THE PHLX OIL SERVICE SECTOR AND THE OLD PEER GROUP

*	$100 invested on 3/22/05 in stock or on 2/28/05 in index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm
     Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding performance information shall not be deemed to be “soliciting material” or to be “filed” with the SEC or incorporated by reference into any filing except to the extent this information is specifically incorporated by reference therein.

CERTAIN TRANSACTIONS
     In April 1999, in connection with the private sale of shares of our common stock to Inverness/Phoenix Partners LP and its affiliated investment partnerships (the “Funds”), we entered into a stockholders’ agreement which granted registration rights and the power to name Board nominees to such investors. Under the stockholders’ agreement, the Funds were entitled to designate two Board nominees so long as they owned, in the aggregate, at least 4,000,000 shares of our old common stock. If the Funds owned, in the aggregate, less than 4,000,000 of our old common shares but at least 500,000 shares, they were entitled to propose one nominee. In connection with the reorganization of our company on March 15, 2005, the shares of old common stock held by the Funds were canceled, and the stockholders’ agreement is no longer effective.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. Based upon a review of such reports furnished to us and certifications from our directors and executive officers, we believe that during 2005, all of our directors, executive officers and beneficial owners of more than 10% of our common stock complied with Section 16(a) filing requirements applicable to them, other than Messrs. Compofelice, Hutcheson, Jones and Wallace. Each filed a late Form 4 covering the receipt of warrants in exchange for shares of our old common stock.
PROPOSAL TWO: APPROVAL OF AMENDMENT TO INCREASE SHARES
AVAILABLE FOR ISSUANCE UNDER THE 2004 STOCK INCENTIVE PLAN
General
     The Board of Directors has unanimously approved, subject to shareholder approval, an amendment to our 2004 Stock Incentive Plan (the “Plan”) and recommends that our stockholders approve and adopt the amendment. The amendment increases the number of shares of common stock reserved for issuance under the Plan from 750,000 shares to 1,500,000 shares. The full text of the Plan, as proposed to be amended and restated, is attached as Annex A to this proxy statement.
     The Plan was originally approved in connection with the confirmation of our reorganization plan by the Bankruptcy Court on March 15, 2005, after the completion of various post-confirmation financing and corporate governance requirements set forth in the reorganization plan. To date, options for a total of 739,900 shares have been granted to employees. In addition, options for a total of 189,501 shares have been forfeited and returned to the pool of available shares under the Plan. Of these shares, options on 165,097 shares have been exercised. To date, restricted stock awards of 164,050 shares have been granted to employees and directors. As of April 10, 2006, a total of 20,350 shares remain available for issuance under the Plan.
     The Board of Directors believes the amendment is necessary to assure that a sufficient reserve of common stock remains available for issuance under the Plan as an important factor in motivating and maintaining the morale of the Company’s valuable employees. The Board believes that equity-based reward programs such as the Plan are valuable tools to attract and retain key employees and to closely align their interests with those of our stockholders. Since the Company’s directors and executive officers are eligible to receive Awards under the Plan, such directors and executive officers may be considered to have an interest in the approval of the amendment to the Plan.
Summary of the Plan
     The following is a summary of the principal features of the Plan, as proposed to be amended and restated. The summary is qualified in its entirety by reference to the Plan attached as Annex A to this proxy statement.
     Purpose
     The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates.
     A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates.

     Eligible Recipients; Types of Awards
     Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. As of March 31, 2006, we had 900 employees, eight Consultants and seven Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, or any combination thereof. The Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein. The term of each Option shall be specified by the Board at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant. The price at which a share of common stock may be purchased upon the exercise of an Option shall be determined by the Board and shall be no less than fair market value of the common stock on the date of grant of such Option.
     Shares Subject to the Plan
     As currently amended, the Plan provides for the issuance of a maximum of 1,500,000 of the Company’s authorized but unissued or reacquired shares of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration by the Company. As of April 24, 2006, the closing price of the common stock as quoted on Nasdaq was $34.38.
     Administration
     The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended).
     Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option or Restricted Stock Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.
     The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder or in relation hereto, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this paragraph shall be conclusive.
     Recapitalizations and Corporate Changes
     If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.
     In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XI, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XI, the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.
     Termination or Amendment
     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete restrictions on repricing of Options. No further Awards may be granted under the Plan after March 15, 2015, but the Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards and Phantom Stock Awards have been satisfied or expired.

     United States Federal Income Tax Consequences
     The following summarizes certain U.S. federal income tax considerations generally applicable to awards granted under the Plan. This summary does not purport to be complete and is based on current provisions of the U.S. federal tax laws and regulations, all of which are subject to change (possibly with retroactive effect) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.
     Nonqualified Options
     The grantee of a nonqualified option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a nonqualified option, the difference between the fair market value of the underlying shares of common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares (which will be long-term capital gain if the shares are held for more than one year). Subject to certain limitations, we may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a nonqualified option.
     Incentive Options
     The grantee of an incentive option recognizes no income for federal income tax purposes on the grant thereof. There is no tax upon exercise of an incentive option, but the excess of the fair market value of the underlying shares over the option price at the time of exercise will constitute an item of tax preference for purposes of the alternative minimum tax. If no disposition of shares acquired upon exercise of the option is made by the option holder within two years from the date of the grant of the option and within one year after exercise of the incentive option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).
     In connection with the sale of the shares covered by incentive options, we are allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an incentive option within two years of the date of the option grant or one year after the exercise of the option), subject to certain limitations on the deductibility of compensation paid to executives.
     Restricted and Unrestricted Stock Awards
     The grantee of a restricted or unrestricted stock award recognizes no income for federal income tax purposes on the grant thereof.
     A grantee of a restricted stock award recognizes no income for federal income tax purposes upon the receipt of common stock pursuant to that award, unless, as described below, the grantee otherwise elects. Instead, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock on the date that it is no longer subject to a substantial risk of forfeiture less the amount, if any, the grantee paid for such stock. Such fair market value becomes the basis for the underlying shares and will be used in computing any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the grantee held the shares for more than one year after the date on which the shares are no longer subject to a substantial risk of forfeiture).
     Alternatively, the grantee of a restricted stock award may elect, pursuant to Section 83(b) of the Internal Revenue Code, within 30 days of the acquisition of common stock pursuant to the restricted stock award, to include in gross income as ordinary income for the year in which the common stock is received, the fair market value of the common stock on the date it is received less the amount, if any, the grantee paid for such stock. Such fair market value will become the basis for the shares and will be used in determining any capital gain or loss upon the disposition of such shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received). Grantees of restricted stock awards are advised to consult their own tax advisors with regard to elections pursuant to Section 83(b) of the Internal Revenue Code.
     Upon receipt of common stock pursuant to an unrestricted stock award, the grantee will recognize as ordinary income the difference between the fair market value of the common stock less the amount, if any, the grantee paid for such stock. The grantee’s basis in such shares will be equal to the fair market value of the shares on the date of receipt, and this basis will be used in determining any capital gain or loss upon a subsequent disposition of the shares (which will be long-term capital gain if the disposition is more than one year after the date the shares are received).
     Subject to certain limitations, we may deduct an amount equal to the amount recognized by the grantee of a restricted or unrestricted stock award as ordinary income for the year in which such income is recognized.
     Restricted Stock Units
     The grantee of a restricted stock unit recognizes no income for federal income tax purposes on the grant thereof. Upon the receipt of common stock pursuant to a restricted stock unit, the federal income tax laws applicable to restricted stock awards, described above, will apply if the stock is restricted stock, and the federal income tax laws applicable to unrestricted stock awards, described above, will apply if the stock is unrestricted common stock.
     Performance Share Awards
     The federal income tax laws applicable to performance share awards are the same as those applicable to restricted stock awards, described above.
     New Plan Benefits
     The Committee may grant awards under the Plan on a discretionary basis. Therefore, we are unable to determine the dollar value and number of Awards that may be received by or allocated to (i) any of our current executive officers, (ii) our current executive officers, as a group, (iii) our current directors who are not executive officers, as a group, and (iv) our employees who are not executive officers, as a group, as a result of the approval of the increase in the number of shares available for issuance under the Plan. If the increase in the number of shares available for issuance under the Plan had been in effect during fiscal 2005, an indeterminable number of additional shares may have been issued to participants in 2005.
Equity Compensation Plan Information
Pursuant to the Plan of Reorganization, all equity compensation plans outstanding at December 31, 2004 were terminated as part of our reorganization. As of March 15, 2005, we adopted the Trico Marine Services, Inc. 2004 Stock Incentive Plan (the “Plan”). Under the Plan, we are authorized to issue up to 750,000 shares of new common stock pursuant to “Awards” granted as incentive stock options, non-qualified stock options, restricted stock, stock awards, or any combination of such Awards. In 2005, we granted Awards with respect to 728,000 shares of new common stock. Of those Awards, 187,500 shares were subsequently forfeited and returned to the common stock reserve under the Plan upon the resignation of Mr. Fairley in March 2005. In March 2006, we granted Awards with respect to 100,150 shares of common stock. In April 2006, we granted Awards with respect to 14,000 shares of common stock to our Directors.
The table below reflects equity compensation plans approved by the Bankruptcy Court or approved by security holders as of April 10, 2006.

Number of securities
remaining available for
	Number of securities			future issuance under
	to be issued upon		Weighted-average	equity compensation
	exercise of outstanding		exercise price of	plans (excluding
	options, warrants and		outstanding options,	securities reflected in
Plan Category	rights		warrants and rights	column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	—		—	—

Equity compensation plans not approved by security holders	420,738	(1)(3)	$12.70	20,350 (2)

Total	420,738			20,350

(1)	Includes 30,000 shares of restricted common stock issued to directors on the Exit Date.

(2)	The shares remaining for issuance may also be issued as restricted stock or other stock based awards (which awards are valued in whole or in part on the value of the shares of common stock).

(3)	In connection with the prepackaged plan of reorganization, the Trico Marine Services, Inc. 2004 Stock Incentive Plan was submitted to the Bankruptcy Court for approval. On January 19, 2005, the Bankruptcy Court issued an order confirming the plan of reorganization, including the Plan.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PLAN.
PROPOSAL THREE: RATIFY THE RETENTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, which selection is submitted to our stockholders for ratification. While stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by the Company’s charter or bylaws, our Board of Directors is requesting stockholder ratification as a matter of good corporate practice. If our stockholders do not ratify the selection of PricewaterhouseCoopers LLP by the affirmative vote of holders of a majority of the voting power present or represented at the annual meeting, the selection will be reconsidered by the Audit Committee.
     Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.
     THE AUDIT COMMITTEE AND YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO RATIFY THE RETENTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

By Order of the Board of Directors, Rishi A. Varma Corporate Secretary

Houston, Texas
April 28, 2006

Annex A
TRICO MARINE SERVICES, INC.
AMENDED AND RESTATED
2004 STOCK INCENTIVE PLAN
1. PURPOSE
     The purpose of the TRICO MARINE SERVICES, INC. AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (the “Plan”) is to provide a means through which TRICO MARINE SERVICES, INC., a Delaware corporation (the “Company”), and its Affiliates may attract able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, and Phantom Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Consultant, or Director as provided herein.
2. DEFINITIONS
     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:
     1. “Affiliate” means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.
     2. “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award or Phantom Stock Award.
     3. “Bankruptcy Court” means The United States Bankruptcy Court for the Southern District of New York or any other court with jurisdiction over the restructuring of the Company.
     4. “Board” means the Board of Directors of the Company.
     5. “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.
     6. “Committee” means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).
     7. “Common Stock” means the common stock, par value $.01 per share, of the Company, or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XI.
     8. “Company” means Trico Marine Services, Inc., a Delaware corporation.
     9. “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

     10. “Corporate Change” shall have the meaning assigned to such term in Paragraph XI(c) of the Plan.
     11. “Director” means an individual who is a member of the Board.
     12. “Effective Date” shall mean June 13, 2006.
     13. An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.
     14. “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate. Notwithstanding the foregoing, if a determination of the fair market value of Common Stock is required to be made on the Effective Date, then such determination shall be made by the Committee based on the most recently determined value of the Company in the POR on a per share as issued basis.
     15. “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code
     16. “1934 Act” means the Securities Exchange Act of 1934, as amended.
     17. “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.
     18. “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.
     19. “Participant” means an employee, Consultant, or Director who has been granted an Award.
     20. “Performance Award” means an Award granted under Paragraph IX of the Plan.
     21. “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.
     22. “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.
     23. “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.
     24. “Plan” means the Trico Marine Services, Inc. 2004 Stock Incentive Plan, as amended from time to time.
     25. “POR” shall mean the Joint Prepackaged Plan Of Reorganization Of Trico Marine Services, Inc., Trico Marine Assets, Inc., and Trico Marine Operators, Inc. Under Chapter 11 Of the Bankruptcy Code, as confirmed by the Bankruptcy Court.
     26. “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.
     27. “Restricted Stock Award” means an Award granted under Paragraph VIII of the Plan.
     28. “Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

     29. “Stock Appreciation Right” means a right to receive, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the specified number of shares with respect to which the right is exercised over the exercise price therefor.
3. EFFECTIVE DATE AND DURATION OF THE PLAN
     The Plan shall become effective upon the Effective Date, provided the Plan is approved by the stockholders of the Company or the Bankruptcy Court concurrently or within 12 months thereafter. Notwithstanding any provision in the Plan, no Option shall be exercisable, no Restricted Stock Award shall be granted, and no Performance Award or Phantom Stock Award shall vest or become satisfiable prior to such stockholder approval. No further Awards may be granted under the Plan after 10 years from the Effective Date. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards and Phantom Stock Awards have been satisfied or expired.
4. ADMINISTRATION
     1. Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3).
     2. Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares to be subject to each Option or Restricted Stock Award, the number of shares subject to or the value of each Performance Award, and the value of each Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants, or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.
     3. Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder or in relation hereto, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.
5. SHARES SUBJECT TO THE PLAN; AWARD LIMITS;
GRANT OF AWARDS
     1. Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 1,500,000 shares of Common Stock as of the Effective Date. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Options, Restricted Stock Awards and Performance Awards denominated in shares of Common Stock granted to any one individual during any calendar year may not exceed 50% of the aggregate maximum number of shares of Common Stock that may be issued under the Plan (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding), and the maximum amount of compensation that may be paid under all Performance Awards denominated in cash (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any calendar year may not exceed $5,000,000, and any payment due with respect to a

Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.
     2. Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan. Notwithstanding the foregoing, on the Effective Date: (i) Thomas Fairley shall receive an Option exercisable for 2.5% of the number of fully diluted shares of Common Stock outstanding as of such date, (ii) Joseph Compofelice shall receive an Option exercisable for 2.0% of the number of fully diluted shares of Common Stock outstanding as of such date, and (iii) Trevor Turbidy shall receive an Option exercisable for 1.5% of the number of fully diluted shares of Common Stock outstanding as of such date. The Options awarded to Mr. Fairley, Mr. Compofelice, and Mr. Turbidy on the Effective Date shall have an exercise price per share of Common Stock equal to the Fair Market Value of a share of Common Stock on the date such Options are granted.
     3. Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.
6. ELIGIBILITY
     Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, or any combination thereof.
7. STOCK OPTIONS
     1. Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.
     2. Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.
     3. Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
     4. Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “broker-assisted cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. Subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable).
     5. Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XI, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.
     6. Restrictions on Repricing of Options. Except as provided in Paragraph XI, the Committee may not, without approval of the stockholders of the Company, amend any outstanding Option Agreement to lower the option price (or cancel and replace any outstanding Option Agreement with Option Agreements having a lower option price); provided, that any increase in the option price in any Option Agreement made to avoid a deferral of compensation subject to section 409A of the Code, pursuant to the terms of such Option Agreement, and any change to any other provision of such Option Agreement made in connection therewith, shall be expressly permitted and shall not require the approval of the stockholders of the Company, regardless of whether such change in the option price constitutes a repricing under generally accepted accounting principles or for any other purpose.
     7. Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Participant’s name.
     8. Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.
8. RESTRICTED STOCK AWARDS
     1. Forfeiture Restrictions To Be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, or (12) the total stockholders’ return achieved by the Company, (ii) the Participant’s continued employment with the Company or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Affiliate, division, or department thereof. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.
     2. Other Terms and Conditions. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Participant. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.
     3. Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
     4. Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a “covered employee” (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.
     5. Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the consent of the Participant and the restriction set forth in the last sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.
9. PERFORMANCE AWARDS
     1. Performance Period. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.
     2. Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof during the performance period. The Committee shall establish the performance measures applicable to such performance either (i) prior to the beginning of the performance period or (ii) within 90 days after the beginning of the performance period if the outcome of the performance targets is substantially uncertain at the time such targets are established, but not later than the date that 25% of the performance period has elapsed; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon (1) the price of a share of Common Stock, (2) the Company’s earnings per share, (3) the Company’s market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company’s sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the

Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (10) the economic value added, (11) the return on stockholders’ equity achieved by the Company, (12) the total stockholders’ return achieved by the Company, or (13) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.
     3. Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.
     4. Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement.
     5. Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period, except as may be determined by the Committee.
     6. Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.
10. PHANTOM STOCK AWARDS
     1. Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option.
     2. Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.
     3. Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
     4. Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee.
     5. Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

     6. Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.
11. RECAPITALIZATION OR REORGANIZATION
     1. No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
     2. Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded down to the next whole share.
     3. Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), no later than (x) 10 days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Options held by any individual Participant: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Options held by such Participants (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Option over the exercise price(s) under such Options for such shares, or (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), including, without limitation, adjusting an Option to provide that the number and class of shares of Common Stock covered by such Option shall be adjusted so that such Option shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.
     4. Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the “Change of Control Value” shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
     5. Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XI, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XI, the aggregate number of shares available under the Plan, the aggregate number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Performance Awards and Phantom Stock Awards as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Performance Awards and Phantom Stock Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Performance Award or Phantom Stock Award which, in the event the applicable performance or vesting period set forth in such Performance Award or Phantom Stock Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.
     6. Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.
     7. No Adjustments unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.
12. AMENDMENT AND TERMINATION OF THE PLAN
     The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan, increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).
13. MISCELLANEOUS
     1. No Right To An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award or a right to a Phantom Stock Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.
     2. No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
     3. Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. Further, the Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time if in the sole determination of the Company such issuance would cause the percentage of shares of Common Stock then outstanding that is owned by “aliens” (as that term is defined in the Company’s Certificate of Incorporation) to exceed the “permitted percentage” (also as defined in the Company’s Certificate of Incorporation). Prior to any such issuance, the Company may in its discretion require such proof of citizenship as the Company may require in order to determine that such issuance would not cause the percentage of shares of Common Stock then outstanding that is owned by aliens to exceed the permitted percentage. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.
     4. No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
     5. Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.
     6. Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.

THE NOMINATING AND GOVERNANCE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW, AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED THEREUNDER FROM 750,000 TO 1,500,000 AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 21, 2006.
Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

	FOR all nominees	WITHHOLD
1. Election of Directors	listed below (except as marked	AUTHORITY
	to the contrary below)	for all nominees listed below
	☐	☐
INSTRUCTIONS: To withhold authority to vote for either nominee, strike a line through the nominee’s name listed below.

01 Joseph S. Compofelice
02 Trevor Turbidy

2.	Approve an amendment to the 2004 Stock Incentive Plan to increase the number of shares of common stock authorized to be issued thereunder from 750,000 to 1,500,000, an increase of 750,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

		FOR	AGAINST	ABSTAIN
3.	Ratification of the retention of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2006	☐	☐	☐
4.	In his discretion, to transact such other business as may properly come before the meeting and any adjournments thereof

Please mark this box ONLY if stock owned of record or beneficially by you is owned or controlled by persons who are not U.S. citizens.
A person is not a U.S. citizen if such person (including an individual, a partnership, a corporation, a limited liability company or an association) is (1) any foreign government or representative thereof; (2) any corporation, the chief executive officer by any title or chairman of the board of directors of which is not a U.S. citizen, or of which more than a minority of the number of its directors necessary to constitute a quorum are not U.S. citizens; (3) any corporation organized under the laws of any foreign government; (4) any corporation of which 25% or greater interest is Owned Beneficially or of record, or may be voted by, one or more persons who are not U.S. citizens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by one or more persons who are not U.S. citizens; (5) any partnership, limited liability company, or association which is controlled by one or more persons who are not U.S. citizens; or (6) any person (including an individual, partnership, corporation, limited liability company or association) who acts as representative of or fiduciary for any person described in clauses (1) through (5) above.
☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE TWO DIRECTOR NOMINEES NAMED ABOVE, FOR THE APPROVAL OF AN AMENDMENT TO THE 2004 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED THEREUNDER FROM 750,000 to 1,500,000; AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDED DECEMBER 31, 2006. THE PROXY HOLDER NAMED ABOVE WILL VOTE IN HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Date:	, 2006

Signature of Stockholder

Additional Signature, if held jointly
PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day,7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/trma Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do
NOT need to mail back your proxy card.

TRICO MARINE SERVICES, INC.
2401 FOUNTAINVIEW, SUITE 920
HOUSTON,TEXAS 77057
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TRICO MARINE SERVICES, INC.
     The undersigned hereby appoints Trevor Turbidy and Geoff A. Jones as proxies, with full power of substitution, and hereby authorizes either of them to represent and to vote, as designated below, all shares of common stock of Trico Marine Services, Inc. held of record by the undersigned on April 20, 2006, at the annual meeting of stockholders to be held on June 13, 2006, or any postponement(s) or adjournment(s) thereof.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲